As filed with the Securities and Exchange Commission on August 28, 2000
                                                 Registration No. 333-
=============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ----------------
                                TELEGLOBE INC.
            (Exact name of Registrant as specified in its charter)
                Canada                               98-0115049
   (State or other jurisdiction of        (I.R.S. Employer Identification
    incorporation or organization)                    Number)

                   1000, rue de La Gauchetiere Street West
                                 24th Floor
                              Montreal (Quebec)
                               Canada H3B 4X5
                        (Address, including zip code,
                of Registrant's principal executive offices)
                              -----------------
                      Teleglobe Inc. Stock Option Plan
                           As Amended and Restated
                          (Full title of the plan)
                              -----------------
                              Andre Bourbonnais
                   1000, rue de La Gauchetiere Street West
                                 24th Floor
                              Montreal (Quebec)
                               Canada H3B 4X5
                   (Name and address of agent for service)
                               (514) 868-7722
        (Telephone number, including area code, of agent for service)
                              -----------------
                        CALCULATION OF REGISTRATION FEE

                                                    Proposed
                                    Proposed        maximum        Amount
     Title of         Amount         maximum       aggregate         of
 Securities to be      to be     offering price     offering    registration
    registered      registered   per share <F1>      price        fee <F1>
Common Shares . .    7,000,000      $19.9375      $139,562,500  $36,844.50

[FN]

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<F1> Calculated pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales price of the Registrant's Common Stock as reported on the New York Stock Exchange on August 28, 2000.

=============================================================================









































                                     II-2

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                                    PART I
                                    ------

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.


                                    PART II
                                    -------

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

          The following documents filed by Teleglobe Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this registration statement, except to the extent that any statement or information contained therein is modified, superseded or replaced by a statement or information contained in any subsequently filed document incorporated herein by reference:

          (a) The Company's Annual Report on Form 40-F file number 001-14664 for the year ended December 31, 1999.

          (b) The Company's description of its common shares contained in the statement on Form 40-F file number 001-14664 for the year ended December 31, 1999.

          (c) The Company's Report of Foreign Private Issuer on Form 6-K dated February 23, 2000 file number 001-14664.

          (d) The Company's Report of Foreign Private Issuer on Form 6-K dated April 26, 2000 file number 001-14664.
          (e) The Company's Report of Foreign Private Issuer on Form 6-K dated June 5, 2000 file number 001-14664.

          All documents filed by the Company pursuant to Sections 13(a) 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that

                                     II-3

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     all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

          Not required.

Item 5.   Interests of Named Experts and Counsel.

          The validity of the securities offered hereby has been passed upon for the Company by Andre Bourbonnais, Esquire, 1000 de la Gauchetiere Street West, 24th Floor, Montreal, Quebec, Canada H3B 4X5. At June 21, 2000, Mr. Bourbonnais held 96,049 common shares of the Company, which includes 95,574 shares which Mr. Bourbonnais has the right to acquire pursuant to stock options.

Item 6.   Indemnification of Directors and Officers.

          Sections 16 and 17 of Teleglobe's By-Laws provide as follows:

          16.  Limitation of Liability


               No director or officer of the Corporation ("Corporation"in this Item 6 refers to Teleglobe) shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipts or other act for conformity or for any loss or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by order of the Board for, or on behalf of, the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited or from any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or

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          in relation thereto unless the same shall happen through his own willful act or default. Nothing herein contained shall relieve any director or officer of the Corporation from his duty to act in accordance with the Act ("Act" in this Item 6 refers to The Canada Business Corporation Act) or from liability for any breach thereof.

          17.  Indemnification

               The Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the request of the Corporation as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Corporation or any such body corporate) and the heirs, executors, administrators and legal representatives of such person, from and against all costs, charges and expenses whatsoever, including all amounts paid to settle an action or satisfy a judgment sustained or reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate if:

          (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

          (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty he had reasonable grounds for believing that his conduct was lawful.

               The Corporation shall, subject to the Act, indemnify such persons to the same extent in respect of any action by or on behalf of the Corporation to procure a judgment in favor of the Corporation to which he is made a party by reason of being or having been a director or an officer of the Corporation if the aforesaid conditions (a) and (b) are fulfilled. Subject to the Act, the Corporation shall indemnify every person who has been substantially successful in the defense of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation against all costs, charges and expenses reasonably incurred by such person in respect of such action or proceeding.

               For greater certainty and without limiting the generality of the foregoing, the Corporation shall indemnify and save harmless such persons from and against any liability sustained by them for the acts, receipts, neglects or defaults of any other director or

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          officer or employee of the Corporation or for joining in any receipt or act for conformity or for any loss, damage or expense of the Corporation arising through the insufficiency or deficiency of title to any property acquired by order of the Board for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested or for any loss or damages arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation with whom or which any moneys, securities or effects shall be lodged or deposited or for any other loss, damage or misfortune whatsoever which may occur in the execution of the duties of their office or in relation thereto, if the aforesaid conditions (a) and (b) are fulfilled. Subject to the Act, the Corporation may purchase and maintain for the benefit of any person referred to in this section insurance against any liability incurred by him under the Act in his capacity as a director or officer of the Corporation."

     Teleglobe has purchased a policy of insurance for the benefit of itself and the directors and officers of Teleglobe against liability incurred by the directors and officers in the performance of their duties. The aggregate amount of coverage is US$125,000,000 in respect of any and all claims. By the terms of the policy, in circumstances where a director or officer has a claim against Teleglobe in respect of a loss covered by the policy, Teleglobe may claim on the policy for 100% of the loss less the deductible of US$100,000 other than for securities laws violations and a deductible of US$250,000 for securities laws violations applicable to a claim which may be indemnified by Teleglobe under the policy. In addition, where a director or officer has a claim against the insurers in respect of a loss covered by the policy, the director or officer may claim on the policy for 100% of the loss.

Item 8.   List of Exhibits.

          4(a) Certificate of Amalgamation of the Company (incorporated by reference to the Company's Form S-8, filed June 9, 1999, File Number 333-80323).

          4(b) By-laws of Company, as amended (incorporated by reference to the Company's Form S-8, filed June 9, 1999, File
                 Number 333-80323).

          4(c)   Teleglobe Inc. Stock Option Plan, as Amended and Restated.

          5      Opinion of Counsel re: Legality.

          23(a)  Consent of Independent Accountants.

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          23(b)  Consent of Counsel (included in Exhibit 5).


Item 9.   Undertakings.

          (a)  The undersigned Company hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of Securities Act of 1933, as amended (the "1933 Act");

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the statement or any material change to such information in the registration statement;

                           provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
                           Section 13 or Section 15(d) of the 1934 Act that

                                     II-7

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                           are incorporated by reference in the registration
                           statement.

               (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering there of.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) To file a post-effective amendment to the registration statement to include any Financial Statements required by Rule 3-19 of Item 512 of Regulation 5-K at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by
                    Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of 1934 Act that are incorporation by reference in the Form F-3.

          (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Company's annual report pursuant to Section 13(a) or
               Section 15(d) of the 1934 Act(and, where applicable, each filing of an employee benefit plan's annual report pursuant to
               Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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          (c)  Insofar as indemnification for liabilities arising under the
               1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.






























                                     II-9

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, Country of Canada, on this 28rd day of August, 2000.


                                  TELEGLOBE INC.

                                  By: /s/ Andre Bourbonnais
                                     Name:  Andre Bourbonnais
                                     Title: Vice President, Legal Affairs and
                                            Corporate Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the date indicated.


Signature                                 Capacity


/s/ Christina Gold
---------------------------------         Co-Chief Executive Officer
Cristina Gold


/s/ Andre Bourbonnais
---------------------------------         Co-Chief Executive Officer
Andre Bourbonnais


/s/ Michael Boychuk
---------------------------------         Principal Financial Officer
Michael Boychuk

/s/ Francois Laurin
---------------------------------         Principal Accounting Officer
Francois Laurin






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/s/ Derek H. Burney
---------------------------------             Director
Derek H. Burney


/s/ Bruno Ducharme
---------------------------------         Director
Bruno Ducharme

/s/ A. Michael Hainsfurther
---------------------------------         Director
A. Michael Hainsfurther


/s/ T. Allan McArtor
---------------------------------         Director
T. Allan McArtor


/s/ C. Edward Medland
---------------------------------         Director
C. Edward Medland


/s/ Jean Monty
---------------------------------         Director, Chairman of the Board
Jean Monty


/s/ Marvin Moses
---------------------------------         Director
Marvin Moses


/s/ Peter Nicholson
---------------------------------         Director
Peter Nicholson


/s/ Carmand Normand
---------------------------------         Director
Carmand Normand

/s/ Gregory S. Oliver
---------------------------------         Director
Gregory S. Oliver






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/s/ Charles Sirois
---------------------------------         Director
Charles Sirois


/s/ Stephen R. Smith
---------------------------------         Director
Stephen R. Smith


/s/ H. Arnold Steinberg
---------------------------------         Director
H. Arnold Steinberg


---------------------------------         Director
Kenny A. Troutt


---------------------------------         Director
John M. Zarno





















                                     II-12

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Pursuant to the requirements of the Securities Act of 1933, this Registration
Statement on Form S-8 has been signed below by the undersigned, the Registrant's authorized representative in the United States, on this 28th day of August, 2000.


                                  TELEGLOBE INTERNATIONAL CORPORATION

                                     /s/ John Brunette
                                 By:________________________________
                                     Name:  John Brunette
                                     Title: Vice President, Law and Scretary


































                                     II-13

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                                 EXHIBIT INDEX
                                 -------------

    Exhibit No.      Description

       4(a)          Certificate of Amalgamation of the Company
                     (incorporated by reference to the Company's Form S-8, filed June 9, 1999, File Number 333-80323).

       4(b) By-laws of Company, as amended (incorporated by reference to the Company's Form S-8, filed June 9, 1999, File Number 333-80323).

       4(c)          Teleglobe Inc. Stock Option Plan as Amended and
                     Restated.

        5            Opinion of Counsel re: Legality.

      23(a)          Consent of Independent Accountants.

      23(b)          Consent of Counsel (included in Exhibit 5).